Exhibit 10.9

BRANDING AGREEMENT

BRANDING AGREEMENT (the “Agreement”) made as of [●], 2011 (the “Effective Date”), by and between J.P. Morgan Commodity ETF Services LLC, a Delaware limited liability company (the “Sponsor”), and JPMorgan Asset Management Holdings Inc., a Delaware corporation (“JPMAM”), which shall apply to each trust listed on Appendix A hereto (each, a “Trust”), and together, the “Trusts”).

W I T N E S S E T H :

WHEREAS, Sponsor has filed or will file with the Securities and Exchange Commission (the “SEC”) each Trust’s prospectus (the prospectus of each Trust, as may be amended or supplemented from time to time, shall be referred to herein as the “Prospectus,” and collectively, the “Prospectuses”) included in registration statements (the registration statement of each Trust, as each may be amended, supplemented or filed on and equivalent form from time to time, shall be referred to herein as the “Registration Statement” and collectively, the “Registration Statements”) under the Securities Act of 1933, as amended (the “1933 Act”), the forms of which have heretofore been delivered to JPMAM;

WHEREAS, each Trust is a Delaware statutory trust governed by a Trust Agreement by and between the Sponsor and Wilmington Trust Company, a Delaware banking corporation (the “Trustee”), pursuant to which each Trust will issue units representing fractional undivided beneficial ownership in and ownership of the Trust (the “Shares”);

WHEREAS, JPMAM wishes to license the Brand (as defined herein) to the Sponsor on the terms set forth herein; and

WHEREAS, the Sponsor and JPMAM wish to share the profits and losses from the operation of each Trust as set forth under Article 1 below.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

ARTICLE 1
Brand and Licensing of the Brand

Section 1.01.  Establishment of the Brand

JPMAM has established a brand of “JPM XF,” which may be modified at the sole discretion of JPMAM, and may establish additional brands for the Trusts and the Shares, which may include, without limitation, the name “JPM XF,” any other name, sign, symbol, logo, color combination, slogan or other trademarks or servicemarks (the “Brand”). The Brand may, in the sole discretion of JPMAM, incorporate similar products developed by JPMAM, the Sponsor or other parties. The Brand will be communicated to third parties as a product of JPMAM and its affiliates. The parties hereto hereby agree that the Brand and all trademark rights therein shall be the sole and exclusive intellectual property of JPMAM, which may be registered for trademark protection solely by JPMAM in its sole discretion. For the avoidance of doubt, notwithstanding anything herein to the contrary, neither the Sponsor nor the Trusts shall have any rights relating to the Brand, except for any license rights expressly granted under Section 1.02, and shall not have any license rights relating to the Brand following the termination of this Agreement, including, but no limited to, the right to use the Brand in the name of a Trust.

Section 1.02.  Grant of License.

(a) During the term of this Agreement, JPMAM hereby grants to the Sponsor and the Trusts, and the Sponsor accepts on behalf of itself and the Trusts, a limited, non-exclusive, non-transferable, non-

sublicenseable, fully paid up and royalty-free revocable license to use such Brand solely in connection with the marketing and promotion of the Trusts and the Shares thereof.  Any and all rights in the Brand not expressly granted to the Sponsor and the Trusts under this Section 1.02 are reserved to JPMAM;

(b) Except for any materials provided by JPMAM or JPMorgan Institutional Investments Inc. that have been approved for use by the Sponsor (such materials, “JPMAM Approved Marketing Materials”) or as otherwise set forth in 1.02(c) below, the Sponsor or the Trusts shall obtain the prior written consent of JPMAM before using the Brand in connection with any marketing materials relating to a Trust in any manner;

(c) During the term of this Agreement, JPMAM hereby expressly grants permission to the Sponsor, the Trusts and any broker dealer affiliate of the Sponsor to use the Brand in the Prospectus, the Registration Statement and any amendments thereto and any JPMAM Approved Marketing Materials; and

(d) The products and services provided by the Trusts under the Brand shall at all times be consistent with a high level of quality in accordance with industry standards. In no event will the Sponsor seek to register (whether in its own name or the name of any other person) trademark rights in the Brand, if any, or in any name, sign, symbol, logo, color combination, slogan or other trademark or servicemark that is similar to the Brand. All use of the Brand by the Sponsor and the Trusts shall inure to the benefit of JPMAM. The Sponsor and the Trusts further agree never to challenge, contest or question the validity of JPMAM's ownership of the Brand or any registrations thereof by JPMAM.

ARTICLE 2
Fees and Expenses

Section 2.01.  Fees.

(a) With respect to each fiscal year during which this Agreement is effective, including any year in which the Agreement is terminated, except as set forth in Section 1.01(b) below:

(i) in the event that the Net Operating Margin is a positive amount, JPMAM shall be entitled to, and the Sponsor shall pay to JPMAM, a fee hereunder, which shall accrue as of the end of each fiscal year of the Sponsor, and be payable annually in arrears within 30 days of the end of each fiscal year of the Sponsor (the “Payment Date”) and shall be equal to fifty percent (50%) of the Net Operating Margin (as defined below) of the Sponsor; and

(ii) in the event that the Net Operating Margin is a negative amount, JPMAM shall pay to the Sponsor, a fee hereunder, which shall accrue as of the end of each fiscal year of the Sponsor, and be payable annually in arrears within 30 days of the end of each fiscal year of the Sponsor and shall be equal to fifty percent (50%) of the Net Operating Margin of the Sponsor (the “Fee”).

(b) “Net Operating Margin” means an amount in U.S. Dollars calculated by the Sponsor, as of the end of the fiscal year of the Sponsor, as the net profit or loss of the Sponsor equal to:

(iii) all sources of revenue earned by the Sponsor during the applicable fiscal year; minus

(iv) commercially reasonable costs incurred in good faith by the Sponsor in the maintenance of each Trust during such fiscal year.  Such costs shall include:

(A) ordinary expenses of each Trust assumed by the Sponsor on behalf of a Trust, any commercially reasonable costs associated with the business of the Trust and the commercially reasonable fees payable to the Trustee, the Warehouse-keeper, the

Administrative Agent and the Valuation Agent, as agreed to from time to time between the Sponsor and such parties;

(B) reasonable and appropriate legal costs associated with each Trust;

(C) SEC registration fees, regulatory fees or listing expenses incurred by the Sponsor, on behalf of each Trust, or in the maintenance of each Trust.  For the avoidance of doubt, such fees shall not include any monetary penalties imposed by a regulator or governmental agency, including the SEC;

(D) costs incurred by the Sponsor in the approval of marketing materials. For the avoidance of doubt, such costs shall not include any cost allocation of internal resources utilized in the approval of marketing materials;

(E) costs associated with the printing and distribution of any Prospectus and amendments thereto prepared for use in connection with the offering of Shares for sale to the public; and

(F) fees payable by the Sponsor to any marketing agents

The calculation of Net Operating Margin shall not include any distributions or salaries or compensation to officers or employees of the Sponsor and shall not include any organization or offering costs of any Trust or the Sponsor incurred by the Sponsor on or prior to the effective date of the applicable Trust’s Registration Statement, including, but not limited to, legal costs pertaining to a Trust’s Shares offered, SEC and state registration fees and other regulatory fees and initial fees paid to be listed on a stock exchange incurred by the Sponsor on or prior to the effectiveness date of the respective Registration Statement.  For the avoidance of doubt, notwithstanding anything herein to the contrary, JPMAM shall not be responsible for the contribution of seed capital to any Trust.

The Sponsor shall provide to JPMAM a description of its activities itemized in sufficient detail to verify the source, calculation and amount of each expense and source of revenue necessary to calculate the Net Operating Margin on or prior to the fifteenth calendar day following the end of each fiscal year of the Sponsor.  JPMAM may dispute any amounts described in such summary on or before the Payment Date, and the Sponsor and JPMAM agree to negotiate any such disputed amounts in a commercially reasonable manner.

Notwithstanding anything herein to the contrary, the Net Operation Margin shall not include any loss, damage, expense, liability or claim (including the reasonable cost of investigation and reasonable fees of counsel) (collectively, “Losses”) that the Sponsor may incur, insofar as such Losses arise out of or are based upon any willful misconduct or negligence of the Sponsor, violation of applicable law by the Sponsor or the failure of the Sponsor to fulfill its obligations under an agreement to which it is a party.

Section 2.02.  Expenses.  Except as otherwise expressly provided in this Agreement, the Sponsor shall bear its own fees and expenses incurred in connection with this Agreement and the activities contemplated thereby.

ARTICLE 3
Representations and Warranties

Section 3.01.  Representations and Warranties of the Sponsor.  The Sponsor, on its own behalf and in its capacity as sponsor of each Trust, represents and warrants to, and agrees with, JPMAM that as of the date hereof:

(a) The Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

(b) This Agreement has been duly authorized, executed and delivered by the Sponsor and constitutes valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms; and

(c) The Sponsor, and no other entity, serves in the capacity as sponsor for each Trust listed on Schedule A.

Section 3.02.  Representations and Warranties of  JPMAM.  JPMAM represents and warrants to, and agrees with, each of the Sponsor and the Trust that as of the date hereof:

(a) JPMAM (i) has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to conduct its business and has all requisite power and authority to execute and deliver this Agreement and (ii) is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

(b) JPMAM has no intellectual property rights with respect to any intellectual property related to the operations of each Trust other than the Brand; and

(c) This Agreement has been duly authorized, executed and delivered by JPMAM and constitutes a valid and binding obligation of JPMAM, enforceable against JPMAM in accordance with its terms.

ARTICLE 4
Covenants

Section 4.01.  Certain Covenants of the Sponsor.  The Sponsor, on its own behalf and in its capacity as sponsor of the Trust, covenants and agrees:

(a) That it will notify JPMAM promptly if any of the representations, warranties and covenants made by the Sponsor in this Agreement become inaccurate at any time during the term of this Agreement.

(b) Not to establish a brand for use in connection with any Trust or the Shares, such as a name, sign, symbol, logo, color combination, slogan or other trademarks or servicemarks or to create any other exchange-traded funds without obtaining the prior written consent of JPMAM.

(c) That the Sponsor, and no other entity, will serve as the sponsor for each Trust listed on Schedule A and that the Sponsor will not pay out, pledge, assign, transfer or hypothecate any revenue received from a Trust to any other entity or person without the prior written consent of JPMAM; provided, however, that this restriction shall not apply to costs payable by the Sponsor on behalf of each Trust as set forth under the definition of Net Operating Margin.

Section 4.02.  Certain Covenants of  JPMAM.   JPMAM covenants and agrees:

(a) That it will notify the Sponsor promptly if any of the representations, warranties and covenants made by JPMAM contained in this Agreement become inaccurate at any time during the term of this Agreement.

ARTICLE 5
Use of Names

Section 5.01.  Use of JPMAM’s Name.  Neither a Trust nor the Sponsor, nor any of their affiliates, shall use the name of  JPMAM, or any of its affiliates, in any prospectus, sales literature or other marketing materials relating to a Trust in any manner without the prior written consent of JPMAM (which shall not be unreasonably withheld); provided, however, that  JPMAM hereby approves all lawful uses of the name of the JPMAM that are required under applicable law, including the use of JPMAM’s name in the Registration Statement.

Section 5.02.  Use of a Trust’s Name and the Sponsor’s Name.  JPMAM shall not use (or permit the use of) the name of the Trust or the Sponsor in any publicly disseminated materials, in any manner without the prior consent of the Sponsor (which shall not be unreasonably withheld); provided, however, that the Sponsor hereby approves all lawful uses of the Sponsor’s or a Trust’s name in any required regulatory filings of the JPMAM or its affiliates that merely refer in accurate terms to the terms of the Agreement, or that are required by applicable law.

ARTICLE 6
Miscellaneous

Section 6.01.  Term.

(a) This Agreement shall become effective as of the Effective Date and shall continue until two years from such date, and thereafter shall continue automatically for successive annual periods; provided, that, this Agreement is terminable without penalty at any time by the parties upon at least sixty (60) days prior written notice from the terminating party to the other party.

(b) Upon the expiration or termination of this Agreement:

(i) this Agreement shall be of no further force or effect; provided, however, that such expiration or termination shall not affect any obligation of a party for breach of any provisions of this Agreement prior to the date of such expiration or termination; and provided, further, that Section 2.01 (solely with respect to any accrued unpaid fees), Article 5, Section 6.02 and Section 6.06 shall each survive the expiration or termination of this Agreement; and

(ii) JPMAM and the Sponsor shall cooperate reasonably with each other in connection with any notices or filings to be made with any governmental entity or regulatory body required as a result of such expiration or termination.

Section 6.02.  Confidential Information.

(a) Except as otherwise required by applicable law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions of this Agreement, including, without limitation, any commercial terms, in confidence for a period of two years from the date hereof.

(b) Each party acknowledges and understands that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans or product development, which is disclosed to the other or is otherwise obtained by the other, its affiliates, agents or representatives during the term of this Agreement (the “Confidential Information”) is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner's business.  Each party agrees that should it come into possession of Confidential Information, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except (i) as may be necessary in the ordinary course of performing the services and transactions contemplated by this

Agreement; (ii) with the written consent of the other party; or (iii) as required by law, judicial process or pursuant to a request from a regulatory entity.  Confidential Information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon Confidential Information. If a party hereto is requested or required by depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or is otherwise required by law, statute, regulation, writ, decree or the like to disclose Confidential Information, unless prohibited from doing so by applicable law or regulation, such party will provide the other party hereto with prompt written notice of any such request or requirement.

(c) In the event of a material breach by a party hereto of Section 6.02(a) or Section 6.02(b) of this Agreement, such party acknowledges and agrees that damages may be an inadequate remedy and that the other party shall be entitled to seek preliminary and permanent injunctive relief to preserve such confidentiality or limit improper disclosure of such Confidential Information without posting of bond or other security, but nothing herein shall preclude a party hereto from pursuing any other action or remedy for any breach or threatened breach of this Agreement.  All remedies under this Section 6.02(c) shall be cumulative.

Section 6.03.  Notices.  Any notice required or permitted to be given by any party to the other under this Agreement shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of facsimile, email or other electronic transmission, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

If to the Sponsor at:

Global Commodities Group
Attention: Head of Commodity Investor Sales
383 Madison Avenue, 10th Floor
New York, NY 10179

JPMorgan Legal Department
Attention: Structured Products Group
277 Park Avenue, 13th Floor
New York, NY 10172-0003

If to the JPMAM at:

270 Park Avenue, 6th Floor
New York, NY 10017
Attention:  George C.W. Gatch
Telephone: (212) 648-2357
Fax:  (212) 648-2587

with copies to:

Richard Chambers
J.P. Morgan Asset Management
270 Park Avenue, 6th Floor

New York, NY 10017
Telephone: (212) 648-2455
E-mail: richard.i.chambers@jpmorgan.com

Jed Laskowtiz
J.P. Morgan Asset Management
270 Park Avenue, 6th Floor
New York, NY 10017
Telephone: (212) 648-2508
E-mail: jed.laskowitz@jpmorgan.com

Ronald Walker
J.P. Morgan Asset Management
1111 Polaris Parkway, Floor 2J
Columbus, OH, 43240-2050, United States
Telephone: (614) 213-5920
E-mail: ronald.r.walker@jpmorgan.com

Section 6.04.  Binding Effect; Assignability; Benefit.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, and permitted assigns.

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party without the prior written consent of the other party hereto.

(c) Except as set forth herein, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

Section 6.05.  Waiver; Amendment.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 6.06.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 6.07.  Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 6.08.  Entire Agreement.  This Agreement sets out the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes any other agreement, statement, or representation relating to the services provided herein, whether oral or written.

Section 6.09.  Definitions.  Capitalized terms used but not defined in this Agreement shall have the meanings ascribed thereto in the Prospectus.

Section 6.10.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Remainder of Page Intentionally Left Blank; Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

J.P. MORGAN COMMODITY ETF SERVICES LLC
By:
Name:[●]
Title:[●]

JPMORGAN ASSET MANAGEMENT HOLDINGS INC.
By:
Name:[●]
Title:[●]

Appendix A

JPM XF Physical Copper Trust